Exhibit 3.02

DEAN HELLER	FILED# C16935-93
Secretary of State
204 North Carson Street, Suite 1	JUNE 25, 2004
Carson City, Nevada 89701-4299	IN THE OFFICE OF
(775) 684-5708	DEAN HELLER, SECRETARY OF STATE
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 and 78.390

Important:  Read attached Instructions before completing form.                                                                     ABOVE SPACE FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1.                Name of corporation:

Paul-Son Gaming Corporation

2.                The articles have been amended as follows (provide article numbers, if available):

(a)         Article I of the Certificate of Incorporation is amended by deleting Article I thereof in its entirety and substituting in lieu thereof the following language:

ARTICLE I
Name

The name of the corporation is Gaming Partners International Corporation.

(b)         The heading of the Certificate of Incorporation is amended so to read:

CERTIFICATE OF INCORPORATION OF GAMING PARTNERS INTERNATIONAL CORPORATION

3.                The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  7,094,509

4. Effective date of filing (optional):	September 1, 2004
(must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):	/s/ Gerard P. Charlier

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT:  Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.  See attached fee schedule